SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

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                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): January 6, 2000



                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



              Delaware              1-9494                         13-3228013
    (State or other jurisdiction  (Commission File Number)      (I.R.S. Employer
         of incorporation)                                        Identification
                                                                      Number)


   727 Fifth Avenue, New York, New York                               10022
    (Address of principal executive offices)                        (Zip Code)




       Registrant's telephone number, including area code: (212) 755-8000


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Item 5.  Other Events.

         On January 6, 2000, Registrant issued the following press release announcing its preliminary, unaudited sales figures for the period from November 1 to December 31, 1999:



                      TIFFANY ENJOYS STRONG HOLIDAY SEASON;
                      U.S. COMPARABLE STORE SALES RISE 27%;
                    EARNINGS PROJECTED TO EXCEED EXPECTATIONS

NEW YORK, January 6, 2000 - Tiffany & Co. (NYSE-TIF) reported substantial sales growth for its November 1 - December 31, 1999 holiday period. Worldwide net sales increased 28 percent over the prior year due to strength in the U.S. and in all key markets around the world.

o U.S. Retail sales rose 29 percent in the holiday period primarily due to a 27 percent comparable store sales increase, as well as strong new store sales results. Sales growth was wide-ranging throughout Tiffany's U.S. store locations.

o International Retail sales increased 28 percent. Comparable store sales in Japan in local currency rose 13 percent. Substantial increases were also achieved in other Asia-Pacific markets and in Europe, as well as in Canada and Mexico.

o Direct Marketing sales rose 24 percent primarily due to growth in Tiffany's corporate and catalog divisions. Internet sales, which began in November, also contributed.

All results are based on preliminary, unaudited sales.

Michael J. Kowalski, President and Chief Executive Officer, said, "This exceptional performance caps another very successful year for Tiffany. As a result, we estimate that net earnings for the fourth quarter ending January 31 will be at least $1.08 per diluted share, versus the current consensus of security analysts of 88 cents per diluted share and the prior year's 74 cents per diluted share. We are delighted by the increasing numbers of customers who are embracing Tiffany's range of exceptional product offerings and we enter 2000 with great confidence as we continue to pursue many exciting growth opportunities."

Tiffany & Co. is the internationally renowned jewelry and specialty retailer. Sales are made through TIFFANY & CO. stores and boutiques, and to select retailers and distributors, in the Americas, Asia-Pacific, Europe and the Middle East. Direct Marketing includes Tiffany's corporate division, catalog and Internet sales. Additional information can be found on the Company's Web site at www.tiffany.com and on its shareholder information line (800) TIF-0110.

                                      # # #


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     TIFFANY & CO.


                                            BY:      /s/ James N. Fernandez
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                                                     James N. Fernandez
                                                     Executive Vice President
Date: January 6, 2000                                and Chief Financial Officer